Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Eagle Rock Energy Partners, L.P.

Houston, TX

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to Form S-1 (Registration Statement No. 333-144938 which under Rule 429 is a post-effective amendment to Registration Statement No. 333-140370) of Eagle Rock Energy Partners, L.P., of our report dated October 8, 2007, relating to the combined financial statements of Escambia Asset Co. LLC and Escambia Operating Co. LLC as of March 31, 2007 and December 31, 2006 and for the three-month period ended March 31, 2007 and the period from inception (May 5, 2006) through December 31, 2006, appearing in the Form 8-K/A, dated October 11, 2007, and incorporated by reference into the Registration Statement. Our opinion included an explanatory paragraph regarding the correction of errors.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO SEIDMAN, LLP

Houston, Texas
June 24, 2008